SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2014

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Colorado	333-01173	84-0467907
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8515 East Orchard Road, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 737-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Great-West Life & Annuity Insurance Company (the “Registrant” or the “Company”) filed a Form 8-K (the “Original Report”) on July 16, 2014 announcing that Louis J. Mannello, Jr. had been appointed as the Registrant’s Senior Vice President and Chief Financial Officer effective August 11, 2014.

This Amendment No. 1 to the Original Report is being filed on Form 8-K/A for the purpose of disclosing the terms of Mr. Mannello’s subsequently approved compensation arrangement.

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Mr. Mannello’s initial base salary will be $415,000.  He will be eligible to participate in (i) the Company’s Annual Incentive Bonus Program; (ii) the Company’s Share Unit Plan for Senior Executives; (iii) the Great-West Lifeco Inc. Stock Option Plan; and (iv) other components of the Company’s executive compensation program. Further information on the above referenced plans and programs is set out in the Company’s 2013 Form 10-K.

Mr. Mannello received an initial grant of 31,100 stock options under the Stock Option Plan.  The options granted vest at 20% per year over five years and have an aggregate grant date fair value of $174,726 using the Black-Scholes option pricing model.

Mr. Mannello has the following compensation guarantees for 2014: (i) a bonus under the Annual Incentive Bonus Plan equal to 75% of base salary earned from August 11, 2014 to December 31, 2014 (“eligible earnings”); and (ii) a grant of share units under the Share Unit Plan equal to 37.5% of his eligible earnings.

If Mr. Mannello’s employment with the Company is terminated without cause in the first two years of employment he will receive a cash payment of $996,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2014
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

	By:	/s/ Richard G. Schultz

	Name:	Richard G. Schultz
	Title:	Senior Vice President, General Counsel
and Secretary